CHEMED CORPORATION AND SUBSIDIARY COMPANIES
                   COMPUTATION OF PER SHARE EARNINGS
                 (in thousands except per share data)
                               EXHIBIT 11

                                                                  Net Income
                                                             ---------------------
                                                               Three Months Ended
                                                                    March 31,
                                                             ---------------------
                                                                1999        1998
                                                             ---------- ----------

Computation of Earnings Per Common Share
----------------------------------------
Reported income                                              $ 5,355    $ 6,251
                                                             =======    =======

Average number of shares outstanding                          10,471      9,989
                                                             =======    =======

Earnings per common share                                    $   .51    $   .63
                                                             =======    =======



Computation of Diluted Earnings Per Common Share
------------------------------------------------

Reported income                                              $ 5,355    $ 6,251
                                                             =======    =======

Average number of shares outstanding                          10,471      9,989
Effect of nonvested stock awards                                  43         44
Effect of unexercised stock options                                2         57
                                                             -------    -------

Average number of shares used to compute
   diluted earnings per common share                          10,516     10,090
                                                             =======    =======

Diluted earnings per common share                            $   .51    $   .62
                                                             =======    =======

                                       E - 1
                                   Page 13 of 13